Exhibit 10.9

ASSIGNMENT AND ASSUMPTION OF GRANTS

(3201 Capital Blvd., Rockwall, TX)

THIS ASSIGNMENT AND ASSUMPTION OF GRANTS (this “Assignment”) is made and entered into as of July 26, 2019, and is effective as of July 1, 2018 (the “Effective Date”), by and between GLOBAL WELLS INVESTMENT GROUP LLC, a Texas limited liability company (“Assignor”), and LOLLICUP USA INC., a California corporation (“Assignee”).

RECITALS

Site Development Grant and Tax Base Incentive Grant

WHEREAS, Assignor is a party to that certain Land Acquisition, Development and Incentive Agreement by and between Rockwall Economic Development Corporation, a Texas non-profit corporation (“REDC”), as seller, and LK Global International, LTD., a Texas limited partnership, as buyer, dated as of July 10, 2017, as amended by that certain First Amendment to Land Acquisition, Development and Incentive Agreement dated October 10, 2017 and that certain Second Amendment to Land Acquisition, Development and Incentive Agreement dated effective as of February 9, 2018, as assigned by that certain Assignment and Assumption of Land Acquisition, Development and Incentive Agreement by and between LK Global International, LTD., a Texas limited partnership, as assignor, and Global Wells Investment Group LLC, a Texas limited liability company, as assignee, dated February 9, 2018 (as amended and assigned, the “Agreement”; all capitalized terms used herein and not defined shall have the meaning ascribed to such terms as set forth in the Agreement);

WHEREAS, the Commencement of Business occurred on March 29, 2019; and

WHEREAS, as of the Effective Date, Assignor desires to assign, set over, and transfer unto Assignee, and Assignee desires to accept and assume the rights, duties and liabilities of all of Assignor’s right, title and interest in the Site Development Grant and the Tax Base Incentive Grant (collectively, the “Grants”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

WITNESSETH:

1.            Recitals. The foregoing recitals are hereby incorporated into this Assignment as contractual terms to the same extent as if set forth herein in full.

2.            Assignment. As of the Effective Date, Assignor assigns, sets over and transfers unto Assignee, and its successors and assigns, all of Assignor’s rights, title and interest in and to the Grants, together with all of Assignor’s rights, title and interest thereunder.

3.            Assumption. Assignee hereby accepts the assignment of Assignor’s interest in the Grants, and as of the Effective Date assumes all rights, duties and liabilities of Assignor under the Grants and shall comply with all of the terms and conditions of the Grants; provided, however, this assumption shall not extend to any previously disclosed existing default by Assignor under the Grant.

4.            Conditions of Assignment. In order to induce REDC to consent to the assignment of the Grants as set forth herein, Assignor and Assignee hereby acknowledge, agree and stipulate as follows, for the benefit of each other and REDC:

(a)           Prior to the date that this Assignment is entered into, REDC has made payments of the Grants directly to Assignee in the following amounts: (i) the first three installments of the Site Development Grant, totaling $450,000.00, and (ii) the first installment of the Tax Base Incentive Grant, in the amount of $150,000.00. Assignee acknowledges receipt of all the foregoing payments, and Assignor disclaims any and all interest in all such amounts.

(b)           Assignor hereby directs that REDC make all future payments of the Grants that are payable under the terms and conditions of the Agreement directly to Assignee at such time as such amounts are due and payable under the Agreement.

(c)           Assignee shall be jointly and severally liable to REDC for any repayment of the Grants (or any portion thereof) that is required under the terms of the Agreement, together with any interest accrued thereon pursuant to the terms of the Agreement.

(d)           The payment of the Grants (or portions thereof) by REDC, and Assignee’s rights to receive and use the same, are subject to all terms and conditions of the Agreement (including but not limited to the satisfaction of all conditions precedent to any such payment).

(e)           Assignee’s right to receive payment of the Grants pursuant to this Assignment is the extent of Assignee’s rights pertaining to the Agreement and the Grants.

(f)            The Land Acquisition Incentive and the City Fee Grant (i) are not a part of this Assignment, (ii) have not been previously assigned by Assignor to Assignee or any other party, and (iii) have been paid in full by REDC and received by Assignor (or, in the case of the City Fee Grant, paid by REDC to the City on Assignor’s behalf) prior to the date of this Assignment.

5.            Severability. If any term or provision of this Assignment, or the application thereof, to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

6.            Counterparts. This Assignment may be executed in counterparts, including electronically, each of which shall be an original and all of which when taken together shall constitute one and the same agreement. Executed copies of this Assignment may be delivered by facsimile, PDF or e-mail, and, upon receipt, shall be deemed originals and binding upon the parties hereto.

7.            Governing Law. The provisions of this Assignment and all questions with respect to the construction and enforcement thereof and the rights and liabilities of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to any conflicts of law principles thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed the day and year first above written.

ASSIGNOR:

GLOBAL WELLS INVESTMENT GROUP LLC,
a Texas limited liability company

By:	/s/ Alan Yu
Name:	Alan Yu
Title:	Manager

ASSIGNEE:

LOLLICUP USA INC.,
a California corporation

By:	/s/ Marvin Cheng
Name:	Marvin Cheng
Title:	Secretary

CONSENT OF SELLER:

The undersigned hereby joins in the execution of this Assignment for the sole purpose of evidencing its consent to this Assignment as required by Section 7.1 of the Agreement.

ROCKWALL ECONOMIC DEVELOPMENT CORPORATION,

a Texas non-profit corporation

By:	/s/ Phillip Wagner
Name:	Phillip Wagner
Title:	President